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                                 PROMISSORY NOTE



$86,595.00                                                    December 30, 1997

      1. FOR VALUE RECEIVED, Host Funding, Inc., a Maryland Corporation, ("Maker"), promises to pay to the order of Blacor, Inc., a Texas Corporation ("Lender"), at 25 Highland Park Village, Box 100-530, Dallas, Texas 75205 (or such other place for payment designated by Lender), amounts advanced under the note, not to exceed EIGHTY-SIX THOUSAND FIVE HUNDRED AND NINETY-FIVE DOLLARS ($86,595.00), with interest from the date of advances on the principal balance from time to time remaining unpaid at the rates hereinafter set forth. All unpaid amounts hereof after default, and upon maturity, whether upon the due date, by acceleration or otherwise, shall bear interest from the date of default or maturity until paid at the lessor of (i) the highest rate permitted by applicable law from time-to-time in effect so long a the debt evidenced hereby is outstanding, or (ii) 18% per annum.

      2. This Promissory Note (this "Note") shall bear interest and be repaid as follows:

                  (a) This Note shall bear interest at a rate per annum equal to the lesser of (i) the highest rate permitted by applicable law from time to time in effect so long as the debt evidenced hereby is outstanding, or (ii) 12%.

                  (b) The principal of this Note and all accrued interest thereon shall be due and payable on demand, but in the event no earlier demand is made, on May 31, 1998.

      3. In the event that default is made in the payment of any amounts payable hereunder, and such default remains uncured for a period of five (5) days or more after Lender has given written notice of such default to Maker, the entire unpaid amount of this Note, together with accrued but unpaid interest thereon, shall become due and payable, without further notice, and without further presentment or demand for payment.

      4. If Lender declares the entire amount of this Note at once due and payable, as provided in Paragraph 3 above, and this Note is placed in the hands of an attorney for collection, or suit is brought on same, or the same is collected through probate, bankruptcy or other judicial proceedings, then Maker shall pay to Lender all reasonable costs and expenses of collection, including reasonable attorneys' fees, incurred by Lender in connection therewith.

      5. Except as otherwise provided herein, Maker, and all endorses, if any, expressly waive demand for payment, presentation for payment, notice of intention to accelerate maturity, notice of acceleration, protest and notice of protest as to this Note.

      6. This Note may be prepaid, upon at least one (1) days advance written notice, in part from time-to-time, or in full, without penalty, premium, or fee of any kind.

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      7. It is the intention of the Lender and Maker to conform strictly with applicable usury laws now in force. No provision of this Note or in any other document evidencing, securing or pertaining to the indebtedness evidenced hereby shall require the payment, or permit the collection of, interest in excess of the maximum amount permitted by applicable state or federal law. If at any time the interest received or contracted for exceeds the maximum lawful rate, the Lender shall refund the amount of the excess, or shall credit the amount of the excess against amounts owing hereunder and such excess shall not be considered the payment of interest. Determination of the rate of interest shall be made by amortizing, prorating, allocating and spreading in equal parts during the full term of this Note all interest at any time contracted for, charged or received from Maker in connection herewith.

      8. This note replaces the promissory note dated June 19, 1997 and includes accrued interest of $1,595 from June 19, 1997 through December 30, 1997.

      9. Lender shall have the option to either receive payment in cash or stock at a price equal to 95% of the stock price at the close of business on December 30, 1997.

      10. Any notice under this Note shall be in writing and shall be effective when actually delivered or, if mailed, shall be deemed effective three (3) days after being deposited in the United States mail, first class, certified mail, postage prepaid, directed to the addresses show immediately below. Any party may change its address for notices under this Note by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, addresses are as follows:

            Lender                              Maker
            ------                              -----

            Blacor, Inc.                        Host Funding, Inc.
            25 Highland Park Village            6116 N. Central Expressway
            Box 100-530                         Suite 1313
            Dallas, Texas  75205                Dallas, Texas  75206


      Executed this 30th day of December 1997.


                                          By:  Host Funding, Inc.



                                          By: /s/ Bona K. Allen
                                             -----------------------------
                                                  Bona K. Allen
                                                   Chief Financial Officer




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